SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2003

VISUAL DATA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-22849	65-0420146

(State or other jurisdiction	(Commission File	(IRS Employer Identification No.)

1291 S.W. 27th Avenue, Pompano Beach, Florida 33068

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (954) 917-6655

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     Visual Data Corporation has received a letter from The Nasdaq Stock Market notifying it that a Nasdaq Listing Qualifications Panel has determined that the Company has fully complied with the terms of the continued listing exception granted on May 19, 2003. As a result, the additional fifth character “C” will be removed from the trading symbol as of the open of business on Thursday, August 21, 2003, and Visual Data’s stock trading symbol will revert to “VDAT”.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

99(a)	Press Release issued August 19, 2003 regarding the reversion of Visual Data’s trading symbol to “VDAT”.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISUAL DATA CORPORATION

By: /s/ Gail Babitt

Gail Babitt, Chief Financial Officer

DATED: August 19, 2003

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EXHIBIT INDEX

Exhibit Number	Description

99(a)	Press Release issued August 19, 2003 regarding the reversion of Visual Data’s trading symbol to “VDAT”.

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